Exhibit 4.1

                        SEE RESTRICTIONS ON REVERSE SIDE
                               OF THIS CERTIFICATE

  NUMBER                                                               SHARES
  ------                                                               ------
___________                                                          ___________


                             ZEWAR JEWELLERY, INC.

This Certifies That ____________________________________________________________
is the owner of ___________________________________ full paid and non-assessable SHARES OF COMMON STOCK OF ______________________________________________________
transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon the surrender of this Certificate properly endorsed.

The corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preference and/or rights.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation, this ____ day of ______________ A.D. _________.



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Mohsin Mulla, Secretary                          Mohsin Mulla, President